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                                                                       EXHIBIT 8

                        [LETTERHEAD OF BAKER & DANIELS]

                                 July 11, 1994

Board of Directors
LaPorte Bancorp
7425 Indianapolis Boulevard
Hammond, Indiana 46324

     Re: Certain Federal Income Tax Consequences of Proposed Merger of LaPorte
         Bancorp with a Subsidiary of Norwest Corporation
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Gentlemen:

     We have acted as your special counsel in connection with the proposed merger (the "Merger") of LaPorte Bancorp ("LaPorte") with a wholly owned subsidiary of Norwest Corporation ("Norwest"), pursuant to the Agreement and Plan of Reorganization, dated as of February 7, 1994, between LaPorte and Norwest, and the related Agreement and Plan of Merger (together, the "Merger Agreement"). The shares of Norwest Common Stock to be issued to LaPorte shareholders in the Merger are being registered by Norwest under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including the Merger Agreement and the preliminary Proxy Statement-Prospectus included in the Registration Statement to be delivered in definitive form to LaPorte's shareholders in connection with the meeting of LaPorte's shareholders at which the Merger will be considered. In our examination of documents, we have assumed that all documents submitted to us as photocopies or telecopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, that all statements set forth in such documents are accurate, and that the representations and warranties of Norwest and LaPorte in the Merger Agreement are accurate. We also have obtained such additional information and representations as we have deemed relevant and necessary through consultations with various representatives of Norwest and LaPorte, and we have relied upon certificates from certain officers of LaPorte and Norwest.

     We have provided the discussion of certain federal income tax matters set forth in the Proxy Statement-Prospectus under the heading "THE MERGER--Certain Federal Income Tax Considerations". We hereby confirm that the statements under that heading in the Proxy Statement-Prospectus which attribute certain opinions to us are correct. We are of the opinion that the above-referenced discussion in the Proxy Statement-Prospectus addresses all material federal
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July 11, 1994
LaPorte Bancorp
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income tax issues involved in connection with the Merger, and that such discussion fairly summarizes the federal income tax laws and consequences relating to the matters set forth therein.

     The discussion and conclusions set forth in the Proxy Statement-Prospectus are based upon our interpretation of the Internal Revenue Code of 1986, as amended to date, and existing Treasury Regulations, rulings and case law. We can give no assurance that changes in such statutes or regulations or in the interpretation thereof will not affect the opinions herein expressed or the conclusions set forth in the Proxy Statement-Prospectus. In view of the changes made by the tax legislation in recent years and the fact that a number of regulations and interpretations thereof have not been adopted or issued, and because the recent legislation, as well as existing regulations and rules, will be subject to new and ongoing judicial and administrative interpretations, there can be no assurance that the above-referenced discussion set forth in the Proxy Statement-Prospectus will not be subject to different interpretations.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Registration Statement and in the related Proxy Statement-Prospectus. In doing so, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /s/ Baker & Daniels